Exhibit 1.2

Authorisation Code : 169314653547 www.verify.gov.ky 03 April 2023 MC-336120 Certificate of Incorporation on Change of Name I DO HEREBY CERTIFY that Two Thousand Twenty-Three An Authorised Officer, Registry of Companies, Cayman Islands. 360 DigiTech, Inc. Qifu Technology, Inc. having by Special resolution dated 31st day of March Two Thousand Twenty-Three changed its name, is now incorporated under name of Given under my hand and Seal at George Town in the Island of Grand Cayman this 3rd day of April